Exhibit 99.2

After giving effect to our previously announced plan to spin-off our Nielsen Global Connect business (“Connect”), creating two independent, publicly traded companies (the “Connect separation and distribution”), our preliminary pro forma revenue would have been $3,412 million and preliminary Pro Forma Adjusted EBITDA would have been $1,446 million for the last twelve months ended June 30, 2020. See “Reconciliation of non-GAAP financial measures” for a reconciliation of net income/(loss) to Adjusted EBITDA.

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Reconciliation of non-GAAP financial measures

We define Adjusted EBITDA as net income or loss from the historical condensed consolidated statements of operations of Nielsen Holdings plc (“Parent” or “Nielsen”) before interest income and expense, income taxes, depreciation and amortization, restructuring charges, impairment of goodwill and other long-lived assets, share-based compensation expense and other non-operating items from our consolidated statements of operations as well as certain other items considered outside the normal course of our operations specifically described below. We define preliminary Pro Forma Adjusted EBITDA as net income or loss from our preliminary pro forma condensed consolidated statements of operations of Parent before interest income and expense, income taxes, depreciation and amortization, restructuring charges, impairment of goodwill and other long-lived assets, share-based compensation expense and other non-operating items from our preliminary pro forma condensed consolidated statements of operations as well as certain other items considered outside the normal course of our operations specifically described below. The preliminary pro forma condensed consolidated statements of operations of Parent have been derived from the historical consolidated financial statements of Parent after giving effect to the separation of the operations, assets, liabilities and equity of Connect in accordance with ASC 205, Discontinued Operations. The preliminary pro forma condensed consolidated statements of operations of Parent described below reflect certain adjustments related to the Connect separation and distribution which are based on preliminary estimates, and such adjustments do not reflect the full impact of, nor the transactions contemplated by, the separation and distribution agreement and the other transaction agreements to be entered into by Parent and the newly formed company which will own and operate the Global Connect business (“SpinCo”) in connection with the Connect separation and distribution. See “Unaudited preliminary pro forma condensed consolidated financial statements of Parent” below for a description of certain of the adjustments which are not reflected in such preliminary pro forma financial information. In addition, the preliminary pro forma condensed consolidated statement of operations of Parent set forth below with respect to the last twelve months ended June 30, 2020 does not include certain adjustments that would be required for such financial information to be prepared in accordance with regulation S-X of the Act.

Restructuring charges: We exclude restructuring expenses, which primarily include employee severance, office consolidation and contract termination charges, from our preliminary Pro Forma Adjusted EBITDA to allow more accurate comparisons of the financial results to historical operations and forward-looking guidance. By excluding these expenses from our non-GAAP measures, we are better able to evaluate our ability to utilize our existing assets and estimate the long-term value these assets will generate for us. Furthermore, we believe that the adjustments of these items more closely correlate with the sustainability of our operating performance.

Impairment of goodwill and other long-lived assets: We exclude the impact of charges related to the impairment of goodwill and other long-lived assets. Given the significance of the impairment of goodwill and other long-lived assets, we reported it separately in the consolidated statements of operations and preliminary pro forma condensed consolidated statements of operations. We believe that the exclusion of these impairments, which are non-cash, allows for meaningful comparisons of operating results to peer companies. We believe that this increases period-to-period comparability and is useful to evaluate the performance of the total company.

Share-based compensation expense: We exclude the impact of costs relating to share-based compensation. Due to the subjective assumptions and a variety of award types, we believe that the exclusion of share-based compensation expense, which is typically non-cash, allows for more meaningful comparisons of our operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.

Other non-operating income/(expense), net: We exclude foreign currency exchange transaction gains and losses, primarily related to intercompany financing arrangements, as well as other non-operating income and expense items, such as gains and losses recorded on business combinations or dispositions, sales of investments, pension settlements, net income/(loss) attributable to noncontrolling interests and early redemption payments made in connection with debt refinancing. We believe that the adjustments of these items more closely correlate with the sustainability of our operating performance.

Other items: To measure operating performance, we exclude certain expenses and gains that arise outside the ordinary course of our operations. Such costs primarily include legal settlements, acquisition related expenses, business optimization costs and other transactional costs. We believe the exclusion of such amounts allows management and the users of the financial statements to better understand our financial results.

Separation-related costs: To measure operating performance, we exclude certain separation-related costs that would not be incurred if we were not undertaking a separation of Connect from the Global Media business of Parent (“Media”) and positioning Connect and Media to operate as two independent companies. These costs include: third-party advisor costs, tax friction, technology related spend, and incremental costs of beginning to operate as two independent companies. We believe that exclusion of these costs provides a better understanding of our financial performance for the last twelve months ended June 30, 2020.

Preliminary Pro Forma Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term preliminary Pro Forma Adjusted EBITDA may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation and may, therefore, have limitations as a comparative analytic tool.

We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. We believe Adjusted EBITDA provides useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance. Preliminary Pro Forma Adjusted EBITDA should not be considered as an alternative to net income or loss, operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance or cash flows as measures of liquidity. Preliminary Pro Forma Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

The below table presents a reconciliation from preliminary pro forma operating income of Parent after giving effect to the Connect separation and distribution to preliminary Pro Forma Adjusted EBITDA of Parent after giving effect to the Connect separation and distribution for the last twelve months ended June 30, 2020:

Reconciliation of Preliminary Pro Forma Operating Income to Preliminary Pro Forma Adjusted EBITDA of Parent for the Last Twelve Months Ended June 30, 2020

(IN MILLIONS)	Parent Pro Forma Last Twelve Months Ended June 30, 2020
Operating income	$755
Depreciation and amortization	520
Restructuring charges	41
Impairment of other long-lived assets	41
Share-based compensation expense	36
Other items (1)	53

Preliminary Pro Forma Adjusted EBITDA (2)	$1,446

(1)	Other items primarily consist of business optimization costs, including strategic review costs and transaction related costs.

(2)

Preliminary Pro Forma Adjusted EBITDA (i) is calculated based on the preliminary pro forma condensed consolidated statements of operations of Parent, which have been derived from the historical consolidated financial Statements of Parent giving effect to the Connect separation and distribution (which reflects separation of the operations, assets, liabilities and equity of Connect in accordance with ASC 205, Discontinued Operations) and (ii) reflects certain adjustments related to the Connect separation and distribution which are based on preliminary estimates, and such adjustments do not reflect the full impact of, nor the transactions contemplated by, the separation and distribution agreement and the other transaction agreements to be entered into by Parent and SpinCo in connection with the Connect separation and distribution (See “Unaudited preliminary pro forma condensed consolidated financial statements of Parent” below for a description of certain of the adjustments which are not reflected in such preliminary pro forma financial information). Also, in accordance with ASC 205, Discontinued Operations, general corporate overhead costs (e.g., headquarter costs) have not been reflected in “Disposition of Global Connect Business”.

Unaudited preliminary pro forma condensed consolidated financial statements of Parent

The unaudited preliminary pro forma condensed consolidated financial statements of Parent presented below have been derived from the historical consolidated financial statements of Parent. While the historical consolidated financial statements of Parent reflect the past financial results of Parent’s business, the unaudited preliminary pro forma condensed consolidated financial statements of Parent give effect to the Connect separation and distribution. The unaudited preliminary pro forma condensed consolidated financial statements of Parent should be read in conjunction with the accompanying notes to the unaudited preliminary pro forma condensed consolidated financial statements of Parent. See the risk factors relating to our business and our industry set forth beginning on page 17 of our Current Report on Form 10-K for the fiscal year ended December 31, 2019, as amended by Amendment No. 1 on Form 10-K/A filed on May 5, 2020 (the “2019 10-K”) and page 63 of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 (the “Q2 2020 10-Q”). In addition, the unaudited preliminary pro forma condensed consolidated financial statements of Parent were derived from, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes of Parent:

•	separate audited historical consolidated financial statements of Parent for the year ended December 31, 2019, and the related notes included in the 2019 10-K;

•	separate audited historical consolidated financial statements of Parent for the year ended December 31, 2018, and the related notes included in the 2019 10-K; and

•	separate unaudited historical consolidated financial statements of Parent as of, and for the six months ended, June 30, 2020, and the related notes included in the Q2 2020 10-Q.

The preliminary pro forma adjustments to reflect the Connect separation and distribution include but are not limited to:

•

the separation of the operations, assets (including the equity interests of certain subsidiaries) and liabilities related to Connect from Media and the transfer of those assets (including the equity interests of certain subsidiaries) and liabilities to SpinCo; and

•

the effect of Parent’s anticipated capital structure after the Connect separation and distribution, including the retirement of approximately $1,000 million of debt with the debt financing proceeds transferred from SpinCo in connection with the Connect separation and distribution.

The preliminary pro forma adjustments do not reflect (x) the Offering and the application of proceeds thereof or (y) the incurrence of €240,000,000 of incremental term loans under the credit facilities under that certain credit agreement, dated as of June 4, 2020, by and among Nielsen Finance LLC, Nielsen HF, the guarantors party thereto from time to time, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as administrative agent (as amended by Amendment No. 1, dated as of July 21, 2020, among Nielsen Finance LLC, Nielsen HF, the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent) (the “TLB credit agreement” and, together with the sixth A&R credit agreement (as defined below), the “senior credit facilities”) on July 21, 2020 and the application of the proceeds thereof to prepay €240,000,000 aggregate principal amount of the Class B-2 Euro Term Loans (as defined in the credit facilities under the Sixth Amended and Restated Credit Agreement, dated as of July 21, 2020 by and among Nielsen Finance LLC, TNC (US) Holdings Inc., Nielsen HF, the guarantors party thereto from time to time, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as administrative agent (the “sixth A&R credit agreement”)).

The preliminary pro forma adjustments do not reflect the impact of all of the transactions contemplated by the separation and distribution agreement and the other transaction agreements anticipated to be entered into by Parent and SpinCo in connection with the Connect separation and distribution. The pro forma adjustments not reflected below relate to (1) income to be earned and expenses to be incurred by Parent for the subleased properties to be provided to and by SpinCo, respectively; (2) revenue to be earned and expenses to be incurred by Parent for the data to be provided to SpinCo and the data and services to be obtained from SpinCo, respectively, under the master services agreement to be entered into by Parent and SpinCo; (3) income to be earned and expenses to be incurred by

Parent for the services to be provided to SpinCo and obtained from SpinCo, respectively, on an interim, transitional basis under the transition services agreement to be entered into by Parent and SpinCo; (4) an adjustment to liabilities in certain non-U.S. defined benefit pension and other post-retirement employee benefit plans that are predominantly SpinCo-related but include certain Parent employees whose liabilities will be retained by Parent after the Connect separation and distribution in accordance with the terms of the employee matters agreement to be entered into by Parent and SpinCo and (5) the related tax effects of such adjustments. Also, in accordance with ASC 205, Discontinued Operations, general corporate overhead costs (e.g., headquarter costs) have not been reflected in “Disposition of Global Connect Business”. Based on the information currently available, Parent’s management does not believe that these adjustments will in the aggregate have a material impact on the unaudited preliminary pro forma condensed consolidated financial statements of Parent presented below.

The preliminary pro forma adjustments reflected below are based on available information and assumptions that Parent’s management believes are reasonable. However, such adjustments are estimates and may not prove to be accurate. The unaudited preliminary pro forma condensed consolidated financial statements of Parent include certain adjustments to give effect to events that are (1) directly attributable to the Connect separation and distribution, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on Parent, as applicable. The unaudited preliminary pro forma condensed consolidated financial statements of Parent do not reflect future events that may occur after the Connect separation and distribution, including any restructuring activities or the tax impacts of such transactions.

The unaudited preliminary pro forma condensed consolidated financial statements of Parent for the fiscal years ended December 31, 2019 and December 31, 2018 and six month period ended June 30, 2020 have been prepared as though the Connect separation and distribution occurred on January 1, 2018. The unaudited preliminary pro forma condensed consolidated balance sheet of Parent at June 30, 2020 has been prepared as though the Connect separation and distribution occurred on June 30, 2020. The unaudited preliminary pro forma condensed consolidated financial statements of Parent are for illustrative purposes only, do not reflect what Parent’s financial position and results of operations would have been had the Connect separation and distribution occurred on the dates indicated and are not necessarily indicative of Parent’s future financial position and future results of operations and do not reflect all actions that may be undertaken by Parent after the Connect separation and distribution.

The unaudited preliminary pro forma condensed consolidated financial statements of Parent constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See the risk factors relating to our business and our industry set forth beginning on page 17 of the 2019 10-K and page 63 of the Q2 2020 10-Q.

Unaudited preliminary pro forma condensed consolidated statement of operations of Parent for the six months ended June 30, 2020

(in millions, except share and per share amounts)	Historical	Disposition of Global Connect Business (A)	Global Media Business
Revenues	$3,055	$(1,402)	$1,653
Cost of revenues, exclusive of depreciation and amortization shown separately below	1,385	(759)	626
Selling, general and administrative expenses, exclusive of depreciation and amortization shown separately below	966	(597)	369
Depreciation and amortization	438	(156)	282
Impairment of goodwill and other long-lived assets	45	(4)	41
Restructuring charges	95	(63)	32

Operating income/(loss)	126	177	303

Interest income	1	—	1
Interest expense	(185)	21	(164)
Foreign currency exchange transaction gains/(losses), net	(3)	—	(3)
Other income/(expense), net	(5)	(2)	(7)

Income/(loss) from continuing operations before income taxes	(66)	196	130
Benefit/(provision) for income taxes	27	(70)	(43)

Net income/(loss) from continuing operations	(39)	126	87
Net income/(loss) from continuing operations attributable to noncontrolling interests	9	(1)	8

Net income/(loss) from continuing operations attributable to Nielsen shareholders	$(48)	$127	$79

Net income/(loss) per share of common stock, basic
Net income/(loss) attributable to Nielsen shareholders	$(0.13)		$0.22
Net income/(loss) per share of common stock, diluted
Net income/(loss) attributable to Nielsen shareholders	$(0.13)		$0.22
Weighted-average shares of common stock outstanding, basic	356,532,069		356,532,069
Dilutive shares of common stock	—		978,832

Weighted-average shares of common stock outstanding, diluted	356,532,069		357,510,901

Refer to accompanying notes to the unaudited preliminary pro forma condensed consolidated financial statements of Parent

Unaudited preliminary pro forma condensed consolidated statement of operations of Parent for the year ended December 31, 2019

(in millions, except share and per share amounts)	Historical	Disposition of Global Connect Business (A)	Global Media Business
Revenues	$6,498	$(3,057)	$3,441
Cost of revenues, exclusive of depreciation and amortization shown separately below	2,822	(1,632)	1,190
Selling, general and administrative expenses, exclusive of depreciation and amortization shown separately below	1,929	(1,051)	878
Depreciation and amortization	756	(293)	463
Impairment of goodwill and other long-lived assets	1,004	(1,004)	—
Restructuring charges	80	(50)	30

Operating income/(loss)	(93)	973	880

Interest income	6	—	6
Interest expense	(397)	46	(351)
Foreign currency exchange transaction gains/(losses), net	(10)	1	(9)
Other income/(expense), net	(169)	92	(77)

Income/(loss) from continuing operations before income taxes	(663)	1,112	449
Benefit/(provision) for income taxes	260	(93)	167

Net income/(loss) from continuing operations	(403)	1,019	616
Net income/(loss) from continuing operations attributable to noncontrolling interests	12	—	12

Net income/(loss) from continuing operations attributable to Nielsen shareholders	$(415)	$1,019	$604

Net income/(loss) per share of common stock, basic
Net income/(loss) attributable to Nielsen shareholders	$(1.17)		$1.70
Net income/(loss) per share of common stock, diluted
Net income/(loss) attributable to Nielsen shareholders	$(1.17)		$1.69
Weighted-average shares of common stock outstanding, basic	355,731,862		355,731,862
Dilutive shares of common stock	—		1,099,853

Weighted-average shares of common stock outstanding, diluted	355,731,862		356,831,715

Refer to accompanying notes to the unaudited preliminary pro forma condensed consolidated financial statements of Parent

Unaudited preliminary pro forma condensed consolidated statement of operations of Parent for the year ended December 31, 2018

(in millions, except share and per share amounts)	Historical	Disposition of Global Connect Business (A)	Global Media Business
Revenues	$6,515	$(3,138)	$3,377

Cost of revenues, exclusive of depreciation and amortization shown separately below	2,805	(1,578)	1,227
Selling, general and administrative expenses, exclusive of depreciation and amortization shown separately below	1,958	(1,183)	775
Depreciation and amortization	675	(245)	430
Impairment of goodwill and other long-lived assets	1,413	(1,412)	1
Restructuring charges	139	(100)	39

Operating income/(loss)	(475)	1,380	905

Interest income	8	—	8
Interest expense	(394)	48	(346)
Foreign currency exchange transaction gains/(losses), net	(16)	(1)	(17)
Other income/(expense), net	(5)	(5)	(10)

Income/(loss) from continuing operations before income taxes	(882)	1,422	540
Benefit/(provision) for income taxes	182	199	381

Net income/(loss) from continuing operations	(700)	1,621	921
Net income/(loss) from continuing operations attributable to noncontrolling interests	12	(1)	11

Net income/(loss) from continuing operations attributable to Nielsen shareholders	$(712)	$1,622	$910

Net income/(loss) per share of common stock, basic
Net income/(loss) attributable to Nielsen shareholders	$(2.00)		$2.56
Net income/(loss) per share of common stock, diluted
Net income/(loss) attributable to Nielsen shareholders	$(2.00)		$2.55
Weighted-average shares of common stock outstanding, basic	355,601,564		355,601,564
Dilutive shares of common stock	—		788,622

Weighted-average shares of common stock outstanding, diluted	355,601,564		356,390,186

Refer to accompanying notes to the unaudited preliminary pro forma condensed consolidated financial statements of Parent

Unaudited preliminary pro forma condensed consolidated balance sheet of Parent as of June 30, 2020

(in millions)	Historical	Disposition of Global Connect Business (A)	Global Media Business
Assets:
Current assets
Cash and cash equivalents	$438	$—	$438
Trade and other receivables, net of allowances for doubtful accounts and sales returns	1,131	(660)	471
Prepaid expenses and other current assets	504	(205)	299

Total current assets	2,073	(865)	1,208
Non-current assets
Property, plant and equipment, net	402	(159)	243
Operating lease right-of-use asset	377	(209)	168
Goodwill	5,984	(343)	5,641
Other intangible assets, net	4,698	(854)	3,844
Deferred tax assets	276	(241)	35

Other non-current assets	312	(123)	189

Total assets	$14,122	$(2,794)	$11,328

Liabilities and equity:
Current liabilities
Accounts payable and other current liabilities	$1,100	$(596)	$504
Deferred revenues	361	(227)	134
Income tax liabilities	—	10	10

Current portion of long-term debt, finance lease obligations and short-term borrowings	291	(16)	275

Total current liabilities	1,752	(829)	923
Non-current Liabilities:
Long-term debt and finance lease obligations	8,130	(1,024)	7,106
Deferred tax liabilities	1,016	(322)	694
Operating lease liabilities	372	(216)	156

Other non-current liabilities	645	(223)	422

Total liabilities	11,915	(2,614)	9,301

Equity:
Nielsen shareholders’ equity	2,021	(175)	1,846

Noncontrolling interests	186	(5)	181

Total equity	2,207	(180)	2,027

Total liabilities and equity	$14,122	$(2,794)	$11,328

Refer to accompanying notes to the unaudited preliminary pro forma condensed consolidated financial statements of Parent

Notes to unaudited preliminary pro forma condensed consolidated financial statements of Parent

(A)

Reflects the separation of the operations, assets, liabilities and equity of Parent’s Global Connect business in accordance with ASC 205, Discontinued Operations. This also includes transaction costs specific to the Connect separation and distribution of $2 million, $0 million and $61 million for the years ended December 31, 2019 and 2018 and six months ended June 30, 2020, respectively.

This also reflects the expected repayment of $1,000 million in aggregate principal amount of debt under the senior credit facilities to bring the total long-term debt (excluding finance or lease obligations) related to the Global Media business to $7,299 million expected at the completion of the Connect separation and distribution from the receipt of approximately $1,000 million of cash transferred from SpinCo. As a result of such reduction in indebtedness, interest expense would decrease by $44 million, $47 million and $20 million for the years ended 2019 and 2018 and six months ended June 30, 2020, respectively. The decrease in interest expense for the reduction in debt was calculated utilizing the weighted-average interest rate of Parent’s outstanding debt as of June 30, 2020, December 31, 2019 and December 31, 2018, respectively. The anticipated debt balance after the Connect separation and distribution was determined based on internal capital planning and considered the following factors and assumptions: anticipated business plans, operating activities, general economic conditions and certain contingencies, optimal debt levels and desired financial capacity.